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                                                                   Exhibit 10.34

                        EXECUTIVE EMPLOYMENT AGREEMENT

    THIS IS A VERY IMPORTANT LEGAL DOCUMENT WHICH MAY AFFECT YOUR RIGHTS TO FUTURE EMPLOYMENT. AS A RESULT, YOU SHOULD REVIEW THE DOCUMENT CAREFULLY, AND FULLY UNDERSTAND ITS TERMS AND IMPLICATIONS, BEFORE SIGNING. YOU MUST
          BE AWARE THAT ADDENDA A B AND C FORM PART OF THIS AGREEMENT


     This Employment Agreement ("Agreement") effective ______ October 1997 is entered into between IKON OFFICE SOLUTIONS PLC (Company Number: 1271033) whose registered office is situated at IKON House. 30 Cowcross Street. London ECIM 6DQ ("IKON") and David Mills of 2 Farley Park, Oxted, Surrey RH8 9HY ("Executive").

     In consideration of the mutual promises contained in this Agreement none of which would be conferred upon Executive absent execution of this Agreement, the parties to this Agreement ("Parties"), INTENDING TO BE LEGALLY BOUND, agree as follows:

DEFINITIONS
-----------

In this Agreement unless the context otherwise requires:

1.   "Board" means the Board of Directors of IKON;

2. "Group Companies" means the Company, its ultimate holding company and all subsidiary and associated companies of the Company and/or its ultimate holding company;

3. "associated company" means a company which falls to be treated as such for the purposes of Statement of Standard Accounting Practice No. I of the Institute of Chartered Accountants in England & Wales;

4.   "subsidiary" and "holding company" have the meaning ascribed thereto in
     Section 736 of the Companies Act 1985 (as mended).

ARTICLE I - TERMS OF EMPLOYMENT
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1.1  DUTIES
     ------

     1.1.1 DUTIES OF POSITION.  IKON shall employ Executive as President. The
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Parties expressly agree that the position of President of IKON is a key position and an executive position in IKON. Executive shall comply with his obligations set forth in this Agreement. Executive specifically recognizes and acknowledges that this position is one of trust and confidence and that, as a result he will have access to, and may be given specialized education and confidential, proprietary information of IKON and its Group Companies.

     1.1.2 DUTY OF LOYALTY. Executive will (1) devote substantially the whole of
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his working time, attention, and energies to the business of IKON and its Group
Companies and diligently perform all duties incident to his employment; (2) use his best efforts to promote the interests and goodwill of IKON and its Group Companies; and (3) perform such other duties commensurate with his office as President of IKON from time to time reasonably assigned to him. Further, during the Term (as defined below) Executive shall not knowingly engage in any activity to the detriment or embarrassment of IKON and its Group Companies. By way of illustration and not as a limitation, Executive shall not discuss with any customer or potential customer of or any
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customer of or any competitor of IKON any plans by Executive or any other employees of IKON and its Group Companies to leave the employment of IKON and its Group Companies (save where such discussions concern the employment of Executive with a customer or potential customer whose business does not compete with file Company's Business (as detailed in Article 3.1)) or to compete with IKON and its Group Companies and Executive shall at all times in performance of his duties work in concert with and take reasonable direction from the Board. Further, Executive will make such reports, concerning the affairs of IKON and other Group Companies as and when required by the Board or any holding company of IKON.

     1.1.3   DISCLOSURE OF INTERESTS
             -----------------------

     1.1.3.1 Except as a representative of IKON or with the previous approval of the Board, Executive shall not during the Term (as defined below) whether directly or indirectly paid or unpaid be engaged or concerned in the conduct of any other actual or prospective business or profession or be or become an employee, agent, partner, consultant or director of any other company or firm or have any financial interest in any other such business or profession.

     1.1.3.2 Executive shall be permitted to hold: (i) shares or securities of a company any of whose shares or securities are quoted or dealt in on any recognized investment exchange provided that any such holding shall not exceed five (5) per cent of the issued share capital of the company concerned and is held by way of bona fide investment only; (ii) shares or securities of an unquoted company provided that any such holding shall not exceed ten (10) per cent of the issued share capital of the company and is held by way of bona fide investment only; (iii) passive investment in venture capital trusts, business expansion schemes or similar bodies save that this sub-Article 1.1.3.2 shall not permit any holding of shares, securities and other investment in any company or other entity engaged in business similar to or competitive with the Company's Business (as defined in Article 3.1) and (iv) investment in unit trusts and other similar widely diversified funds (e.g. investment funds and pension funds) in which Executive does not direct the businesses in which investments are made.

1.2  TERM OF AGREEMENT
     -----------------

     1.2.1   Length of Term.  IKON shall engage Executive and Executive shall
             --------------
serve IKON as herein provided. The term of this engagement shall commence on _______ October 1997 and shall continue subject as herein mentioned in this Agreement unless and until terminated by either party giving to the other not less than three (3) months previous notice in writing but not in any event so as to extend beyond Executive's 65/th/ birthday ("Term").

     1.2.2   Payment in Lieu.  Where notice is served to terminate the Term
             ---------------
whether by IKON or by Executive, then IKON shall terminate the Term forthwith and in full and final satisfaction of Executive's claims under this Agreement by paying to Executive a payment in lieu of notice. Such payment will be without prejudice to the obligations of the Parties under Article 4 hereof and to Executive's right to payment of accrued Base Salary, Contractual Bonus and other Contractual Entitlements (each of Base Salary, Contractual Bonus and other Contractual entitlements as set out in Addendum A) in respect of the period to the date of termination. Such payment will be comprised of Executive's Base Salary, Contractual Entitlements and his Contractual Bonus as set out in Addendum A each pro-rata for the remaining period of notice on the basis that the Executive had actually served the remaining period of notice. The method of calculating the payment in lieu of notice as at the date hereof is provided at Addendum C.

     1.2.3   Continuing Service.  Where notice is served to terminate the Term
             ------------------
pursuant to Article 1.2.1, Executive shall, at the request of IKON, provide his services (as provided for hereunder) for a further period of up to one month from the date notice is served (the "Further Period"). In the event that Executive is so requested, Executive shall receive a further payment equivalent to his Base Salary, Contractual Entitlements and Contractual Bonus pro rata the Further Period. The method of calculating the further payment as at the date hereof is provided at Addendum C. For the sake of clarity such payment shall be in addition to the other payments,

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Further Period. The method of calculating the further payment as at the date hereof is provided at Addendum C. For the sake of clarity such payment shall be in addition to the other payments, if any, due to Executive hereunder. The date of termination for the purposes of this Agreement shall be the date where notice is served to terminate the Term pursuant to Article 1.2.1.

1.3  COMPENSATION.  During the Term, Executive shall be compensated in
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accordance with the terms set forth in Addendum A of the Agreement which is incorporated as if fully set forth herein. Without prejudice to the generality of the foregoing this shall include any changes to the Base Salary. Contractual Entitlements or Contractual Bonus stated therein ("Total Compensation Package") providing such alterations to Base Salary and/or alterations to Contractual Entitlements and/or alterations in Contractual Bonus which have been mutually agreed by Executive and IKON and notified to Executive in writing by IKON. In the event IKON shall pay to Executive during the Term any compensation in excess of die Total Compensation Package provided for herein, the same shall not be deemed thereby for any purpose to become part of the contractual remuneration or part of Total Compensation Package hereunder. The fact that such a payment is payable in any one year does not indicate any entitlement for future years.

1.4  OBLIGATIONS OF EXECUTIVE
     ------------------------

     1.4.1 Executive understands that the obligations imposed under this Agreement are not exclusive, and that Executive may be required in pursuance of his duties hereunder:

     (1) to perform services not only for IKON but also for any of the Group Companies and without further remuneration (except as otherwise agreed) to accept such offices in any of the Group Companies as IKON may from time to time reasonably require;

     (2) to work at such places within the United Kingdom as IKON may require within a reasonable travelling distance of Executive's current location; and

     (3) to travel to such places whether in or outside the United Kingdom by such means and on such occasions as IKON may from time to time reasonably require.

     1.4.2 Without prejudice to Article 1.2.2 but notwithstanding the foregoing or any other provision of this Agreement, IKON shall not be under any obligation to vest in or assign to Executive any powers or duties and may require Executive to perform:

     (1)     all his normal duties;
     (2)     a part only of his normal duties and no other duties;
     (3)     such duties as it may reasonably require and no others;
     (4)     no duties whatever;

and may from time to time suspend or exclude Executive from the performance of his duties and/or from all or any promises of IKON for the period of three (3) months in total at any one time without the need to give any reason for doing so but his Total Compensation Package hereunder will not cease to be payable to or provided to Executive (in whole or in part) by reason only of such requirement as mentioned in sub-Articles (2) to (4) of this Article 1.4.2 or such suspension or exclusion (unless or until his employment under this Agreement shall be terminated.)

1.5  DISCOVERIES
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     1.5.1   Acknowledgement of Potential Discoveries.  Executive acknowledges
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that because of the nature of his duties and the particular responsibilities arising as a result of such duties which he owes to IKON and the Group Companies he has a special obligation to further the interests of IKON and the Group Companies. In particular, the duties of Executive may include

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reviewing the services supplied by IKON and Group Companies with a view to improving them by new and/or original ideas and inventions and implementing such improvements.

     1.5.2   Duty of Disclosure.  Executive shall promptly disclose in writing
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to IKON any and all information, ideas, conceptions, inventions, discoveries, processes, methods, designs and know-hows, as well as all works of authorship (including computer programs) (together "Intellectual Property") which are conceived, originated, developed, made or acquired by Executive either individually or jointly with others, during the period of Executive's employment with IKON and: (i) for which IKON or any other Group Company provided either equipment, supplies, facilities, or confidential information; or (ii) which were made or conceived on or partially on IKON's time; or (iii) which relate to IKON's business or that of any other Group Company any or the business that IKON or any other Group Company is in the process of developing.

     1.5.3   Vesting.  Executive acknowledges that the intellectual property
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rights subsisting or which may in the future subsist in any such Intellectual
Property conceived, originated, developed, made or acquired by Executive, either individually or jointly with others, during the period of Executive's employment with IKON will, on creation, vest in and be the exclusive property of IKON and its Group Companies and where the same does not automatically vest as aforesaid the Executive shall assign the same to IKON or its nominee (upon the request and at the cost of IKON). Executive hereby irrevocably waives any rights which he may have in any such Intellectual Property which are or have been conferred upon him by Chapter IV of Part I of the Copyright. Designs and Patents Act 1988 headed "Moral Rights".

     1.5.4   Appointment of Attorney. Executive hereby irrevocable, appoints
             -----------------------
IKON to be his attorney, in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to IKON or its nominee the full benefit of the provisions of this Article 1.5 and acknowledges in favor of any third party that a certificate in writing signed by any Director or Secretary of IKON that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

     1.5.5   Discoveries Post Termination.  Executive agrees that, without
             ----------------------------
limitation to the foregoing:

             (a) any Intellectual Property disclosed by Executive to a third person or described in a patent or registered design application filed by the Executive or on the Executive's behalf, and

             (b) any Intellectual Property disclosed to a third person, published or the subject of an application for copyright or other registration filed by Executive or on Executive's behalf.

during or within twelve (12) months following termination of the Term will be presumed to have been written, developed, produced, conceived or made by Executive during the Term, unless proved by Executive to have been written, developed, produced, conceived or made by Executive following the termination of the Term.

ARTICLE 2 - TERMINATION OF AGREEMENT
------------------------------------

2.1  TERMINATION BY THE COMPANY - DEFAULT.  IKON may, in its sole discretion,
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terminate Executive's employment summarily at any time during the Term if
Executive shall have committed an act of gross misconduct which without prejudice to the generality of the foregoing shall include Executive:

     (1)     committing an act of dishonesty or theft;

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     (2)     being declared bankrupt or compounding with his creditors; and

     (3) engaging in any activity to the detriment or embarrassment of IKON (and any Group Company), or breaching the duties of loyalty to IKON under
Article 1.1.2 hereunder, or refusing to take reasonable directions from the Board (or any holding company) of IKON PROVIDED THAT such conduct amounts to a gross breach of his obligations under the terms of this Agreement.

     In the event of the termination of Executive trader this Article 2.1, Executive's right to the compensation and benefits provided in Addendum A shall immediately terminate and/or cease to accrue provided, however, that Executive shall receive computed on a pro-rata basis to the date of termination of employment (i) the unpaid portion, if any, of the Base Salary and (ii) any unpaid accrued Contractual Entitlements owed to the Executive in accordance with Addendum A. Save where terminated under sub-Article 2.1(2), there will be no entitlement to receive accrued Contractual Bonus.

2.2  TERMINATION BY THE COMPANY - IN OTHER CIRCUMSTANCES. IKON may terminate the
     --------------------------------------------------
employment of Executive during the Term as stated in Article 1.2.

2.3  DISABILITY AND DEATH
     --------------------

     2.3.1   DISABILITY.  If the Executive is unable fully to perform his duties
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and responsibilities hereunder to the full extent required by IKON by reason of illness, injury or incapacity for twenty -six (26) consecutive weeks in any period of twelve (12) months, IKON may, by written notice to Executive forthwith (or as from a future date specified in the notice) discontinue payment in whole or part of the Total Compensation Package until such incapacity shall cease or (whether or not the payment of the Total Compensation Package shall have discontinued as aforesaid) determine the Term. Subject as aforesaid, the Total Compensation Package shall continue to be payable to Executive notwithstanding incapacity but IKON shall be entitled to set off or deduct therefrom the amount of any sickness or other benefit to which the Executive is entitled under the social security legislation for the time being in force. In the event that Executive is unable to perform his duties as set out in this Article, IKON shall not act in such a way as to frustrate the purpose of the Permanent Health Insurance as set out in Addendum A.

     2.3.2   DEATH. In the event that Executive dies during the Term, IKON shall
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pay to his executors, legal representatives or administrators an amount equal to the installment of his Base Salary set forth in Addendum A for the month in which he dies and a payment equal to the Contractual Bonus pro rata the period served shall be paid and thereafter IKON shall have no further liability or obligation pursuant to the Agreement to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him, provided however, that Executive's estate or designated beneficiaries shall be entitled to receive (i) the payment prescribed for such recipients under any death benefit plan which will be in effect for employees of IKON and in which Executive participated and (ii) any unpaid accrued benefits owed to the Executive in accordance with the terms of scheme or plan referred to in Addendum A.


ARTICLE 3 - RESTRICTION ON THE USE OF CONFIDENTIAL INFORMATION
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3.1  SCOPE OF CONFIDENTIAL INFORMATION.  Executive acknowledges that IKON and
     ----------------------------------
its Group Companies are engaged in the business of sales, servicing, renting, financing and leasing relating to copier equipment, facsimiles, laser printers and document facilities management and state-of-the-art copying and/or document scanning operations, the ongoing development and implementation of outsourcing of document facilities management, copying, facsimile, laser printing and local area networking sales and services and such other business or

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businesses as IKON may notify Executive prior to termination hereof and the growth through acquisitions of entities engaged in any or all of the aforementioned businesses ("Company's Business"). Executive further recognizes that the Company's Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information. Executive further acknowledges that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to highly valuable, confidential and proprietary information not known to employees of the Company at large or the public in general, and that it would be improper for him to make use of this information for the benefit of himself or others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "Company Secrets". IKON and Executive intend that the meaning of "Company Secrets" in this Agreement will be read as broadly as possible to include all confidential information of any, sort (whether merely remembered or embodied in a tangible medium) which (i) is related to Company's Business (or potential future business as IKON may notify Executive prior to termination hereof) and (ii) is not generally and publicly known. This includes, without specific limitation, information relating to the nature and operation of the Company's Business, the persons, firms and corporations which are customers or active prospects of IKON and its Group Companies during Executive's employment by IKON, IKON and its Group Companies development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services, support and those under development prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs.

3.2  EXECUTIVE'S DUTY NOT TO DISCLOSE CONFIDENTIAL INFORMATION.
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Executive will protect and preserve as confidential during his employment relationship with IKON and at all times after the termination of the employment relationship, all of the Company Secrets at any time known to Executive or at any time in Executive's possession or control. Executive understands that this Agreement includes an obligation not to disclose Company Secrets to employees within IKON who do not have a reasonable right or need to know the Company Secrets.

Executive will, during his employment relationship with IKON and at all times after the termination of the employment relationship, neither disclose, use nor allow any other person or entity to use in any way, except for the benefit of IKON and as directed by IKON, any of the Company Secrets.

The restrictions set out in this Article shall not apply so such matters: (1) which are in public domain (other than through the default of Executive); or (2) which Executive is required to produce by a court of competent jurisdiction or by government or regulatory body.

3.3  RETURN OF CONFIDENTIAL INFORMATION.  Executive will, prior to or upon
     ----------------------------------
leaving employment with IKON, deliver up to IKON any and all records, items and media of any type (including, without limitations, all partial or complete copies of duplicates) containing or otherwise relating to any of the Company Secrets, whether prepared or acquired by, or provided to, Executive. Executive acknowledges that all such records, items and media are and at all times will be and remain the property of IKON and its Group Companies.

3.4  ADDITIONAL AGREEMENTS REQUIRED BY THIRD PARTIES.  Executive will enter into
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and comply fully with any agreement reasonably required by any of IKON and its
Group Companies' affiliates, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entities.

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3.5  SEVERABILITY.  Executive understands that the obligations imposed under
     ------------
this Restriction on the Use of Confidential information are in addition to and independent of, any Restriction on Post-Termination Employment imposed under this Agreement or an), previously executed agreement concerning post-termination employment, impose separate and distinct obligations from the Restriction on Post-Termination Employment, and may be valid even if the Restriction on Post-Termination Employment is declared invalid, in whole or in part, in any judicial or quasi-judicial forum.

ARTICLE 4 - RESTRICTION ON POST-TERMINATION EMPLOYMENT
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4.1  ACKNOWLEDGEMENT BY EXECUTIVE
     ----------------------------

     4.1.1   ACKNOWLEDGEMENT OF PROTECTABLE INTERESTS.  Executive agrees that
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IKON and its Group Companies have protectable interests in the Company Secrets, goodwill, trade connections, their employees and the specialized knowledge acquired by Executive during the course of his employment with IKON and any Group Companies.

     4.1.2   ABILITY TO EARN LIVELIHOOD.  Executive expressly agrees and
             --------------------------
acknowledges that the Restrictions contained in this Article 4 do not preclude Executive from earning a livelihood nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, the Executive agrees and acknowledges that the potential harm to IKON and its Group Companies of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise.

4.2  POST-EMPLOYMENT RESTRICTIONS
     ----------------------------

     4.2.1 In consideration of Executive submitting to the obligations upon him under Article 4.2.2 hereof, IKON shall where there is termination of Executive's employment.

     (1) pay to Executive the Sum as hereinafter defined per month (i) commencing at the expiration of the period in respect of which payment is made pursuant to Article 1.2.2 hereof or at the date of termination (whichever shall be the later) and (ii) ending at the expiration of the period of one year from the date of termination (which period shall, if relevant. be reduced in the same manner referred to at Article 4.2.3) (the "Payment Period"). The Sum shall be equal to one month's Base Salary, and one month's Contractual Bonus and one months' Contractual Entitlements as was being paid to or, as in the case of the Contractual Bonus, accrued by or as in the case of the Contractual Entitlements provided to Executive (each of Base Salary, Contractual Bonus and other Contractual Entitlements as set out in Addendum A) immediately prior to termination. The method of calculating the Sum as at (the date hereof is provided at Addendum C. Each Sum shall be paid in arrears on or before the last working day of each month and shall be paid less such tax and statutory deductions that IKON is obliged by law and by the appropriate statutory or governmental authority to deduct from such payment.

     (2) (provided that the Term shall not have been terminated pursuant to Article 2.1 hereof) request the Committee (as defined in the Rules of the Alco Standard Corporation/IKON Office Solutions, Inc Stock Option Plan (the "Plan")) to exercise its discretion pursuant to Article 6.3(f) of the Plan in order that, in circumstances where Executive shall have ceased to be an employee or consultant of a Group Company, that Executive's remaining stock options exercisable as at the date of termination shall remain exercisable as permitted by the Plan for the duration of the longer of the period of 3 months from termination or the period of 3 months from the first day that Executive is permitted to exercise such options where earlier exercise is prohibited by law or regulations and that Executive shall for the said period have right to exercise such options and/or sell such stock in IKON Office Solutions, Inc. subject to the Executive complying with the provisions of Article 4.2.2. IKON shall procure that Executive shall no longer be deemed an "insider" as described in the Confidential Information and Securities Trading Policy, a copy of which Executive has already received. In the event that Executive shall have before the

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expiry of the period stated (without the prior approval of IKON) directly or indirectly to a material extent breached Executive's obligations set out in
Article 4.2.2 below then all options which Executive holds pursuant to the Plan shall lapse and terminate and shall not in any event be exercisable thereafter (unless the Committee (as defined in the Plan) shall otherwise so determine). Executive hereby specifically acknowledges that the exercise of the discretion referred to above is not an entitlement and that this Article is reasonable in the circumstances.

     It is agreed that this sub-Article 4.2.1(2) shall apply mutatis mutandis to any other plan or scheme (subject always to the rules of such plan or scheme) operated by IKON or any other Group Company pursuant to which Executive has the right to acquire stock in IKON Office Solutions, Inc.

     4.2.2 Executive hereby covenants with IKON (for itself and as trustee for its Group Companies) that upon termination of Executive's employment with IKON howsoever arising Executive will not, without the express written consent of IKON, directly or indirectly, for the following periods stated front the date of termination, in any capacity (including as an employee, employer, officer, director, proprietor, partner, joint venturer, consultant, stockholder (except for investments of no greater than 5% of the total outstanding shares in any publicly funded company)), on his behalf or on behalf of any other entity.

             4.2.2.1 at any time make any announcement, statement or comment (whether to the financial media, any competitor, customer or supplier of any Group Company, any contract consultant specializing in examining terms of photocopying contracts of supply and/or service, any employee of any Group Company) concerning:

                     (i)   the terms of this Agreement; and
                     (ii) the business of IKON and other Group Companies in breach of Article 3;

                     save to the extent required by law or by any relevant statutory authority

             4.2.2.2 at anytime make any statement concerning IKON or any other Group Company or any officers or employees of any such company which is calculated to be damaging to the business or reputation of the same;

             4.2.2.3 for the period of one (1) year from the date of termination, make contact with the officers, employees, competitors, customers and suppliers of Group Companies which is calculated to cause any disruption or any adverse effect to the business of any Group Company. Without prejudice to the generality of the foregoing, in the event that any such person shall contact Executive, Executive shall inform them that Executive has left IKON on agreed terms (without specifying those terms) and that he is unable to discuss any matters concerning any Group Company. If this does not resolve the matter, Executive shall refer such person to the Company Secretary of IKON. This
Article 4.2.2.3 shall not prevent Executive contacting the individuals stated for the purpose of Executive furthering his own legitimate career interests PROVIDED THAT first such interests are outside the Company's Business and secondly that such conduct is not calculated to cause any disruption or any adverse effect to the business of any Group Company:

             4.2.2.4 for the period of one (1) year from the date of termination in the Relevant Territory, solicit or interfere with or endeavor to entice away from IKON or any of the Relevant Group Companies (for any undertaking which provides services/products similar to those provided by IKON) any person, firm, company or entity who was a customer of IKON or of any of the Relevant Group Companies in the twelve (12) months prior to the date of termination and with

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whom Executive was concerned in the course of his duties for IKON or its predecessors in business or had personal contact at any time during the said 12 months;

             4.2.2.5 for the period of one (1) year from the date of termination in the Relevant Territory, offer to employ or engage or solicit the employment or engagement of any person who immediately prior to the date of termination was a director, senior employee, salesman, service engineer, manager or consultant of IKON or any of the Relevant Group Companies and with whom Executive worked in the twelve (12) months prior to the date of termination (whether or not such person would commit any breach of their contract of employment or engagement by reason of leaving the service of such company);

             4.2.2.6 for the period of one (1) year from the date of termination in the Relevant Territory, accept or continue any employment, engagement, substantial shareholding or directorship in or act as a consultant to any business if such employment, engagement, substantial shareholding, directorship or consultancy is (so far as Executive is aware or could reasonably be expected to be aware) concerned with the business of sales, servicing, renting, financing and leasing relating to copier equipment, facsimiles, laser printers and leasing relating to copier equipment, facsimiles, laser printers and document facilities management and state-of-the-art copying and/or document scanning operations, the ongoing development and implementation of outsourcing of document facilities management, copying, facsimile, laser printing and local area networking sales and services, and such other businesses as IKON may notify Executive prior to termination hereof and with which Executive was concerned with in the course of his duties for IKON or any Relevant Group Companies or their predecessors in business at any time during the twelve (12) months immediately preceding the date of termination; and

             4.2.2.7 at any time represent himself as being in any way connected with an interest in IKON or any Relevant Group Company except for matters directly connected with any shares or other securities in such companies

     4.2.3   For the purposes of this Article:

             4.2.3.1 "Relevant Territory" shall mean England, Scotland and Wales which Executive hereby acknowledges constitutes the market of IKON or its Relevant Group Companies for products and services with which the Executive is so concerned at the date hereof. Executive further acknowledges that if such area be different as at the date of termination then such Relevant Territory shall Mean the area constituting the market of IKON or its Relevant Group Companies for products and services with which Executive shall have been concerned for the period of twelve (12) months prior to termination. In such circumstances IKON shall provide to the Executive with a list detailing the areas constituting the Relevant Territory within fourteen (14) days of termination.

             4.2.3.2 "Relevant Group Company" shall mean any of the Group Companies for which Executive has performed services or in which he has held office during the twelve (12) months immediately preceding termination; and

             4.2.3.3 the periods of the restrictions stated at Article 4.2.2 as being one (1) year shall be reduced by the length of time, if any, that Executive is suspended from his duties pursuant to Article 1.4.2 hereof if such suspension ends with the date of termination.

     4.2.4 In event that before or during the Payment Period Executive shall have (without the prior approval of the Board) directly, or indirectly, to a material extent breached his obligations as set out herein at Article 1.1.2, 3 or 4.2 then the Board shall be entitled forthwith to terminate all payments pursuant to Article 4.2.1 and to keep such sums on account of damages and the restrictions in Article 4.2.2 shall continue to apply to Executive notwithstanding the termination of such payments.

     4.2.5 Executive acknowledges that he had the opportunity to take legal advice in relation to the restrictions contained in Article 4 of this Agreement and that lie acknowledges that in the circumstances, and bearing in mind the substantial consideration to be paid to him pursuant to Article 4.2.1 of this Agreement such restrictions are reasonable to protect the legitimate business interests of IKON and other Group Companies and (but without prejudice to the generality of the foregoing) that such consideration is more than sufficient for such covenants, and accordingly that Executive hereby irrevocably waives any right which he might otherwise have to allege that such consideration was not sufficient.

     4.2.6 IKON (for itself and as trustee for its Group Companies) hereby covenants with Executive that upon termination of Executive's employment with IKON howsoever arising it will not (without the express written consent of Executive) at any time make any announcement, statement or comment concerning tire terms of this Agreement save to the extent required by law or by any relevant statutory authority.

     4.2.7 IKON (for itself and as trustee for its Group Companies) hereby covenants with Executive that upon termination of Executive's employment with IKON howsoever arising it will not (without the express written consent of Executive) at any time make any statement concerning Executive which is calculated to be damaging to the reputation of Executive save as required to enforce the terms of this Agreement.

4.3  SEVERABILITY.  Executive understands that the obligations imposed under
     ------------
this Restriction on Post-Termination Employment are in addition to, and independent of, any Restriction on the Use of Confidential Information imposed under this Agreement and any previously executed agreement concerning post-termination employment, impose separate and distinct obligations from the Restriction on the use of Confidential Information, and may be valid even if the Restriction on the Use of Confidential Information is declared invalid, in whole or in part, in any judicial or quasi-judicial forum.

ARTICLE 5 - MISCELLANEOUS
-------------------------

5.1  RESIGNATIONS.  Upon the termination of the Term howsoever arising,
     ------------
Executive shall at any time or from time to time thereafter upon the request of IKON, resign without claim for compensation from all offices held in IKON or any of the Group Companies and from membership of any organization acquired by reason of or in connection with his employment hereunder and should he fail to do so, IKON is hereby irrevocably appointed to be Executive's attorney in his name and on his behalf to execute any documents and to do any things necessary or requisite to give effect to this Article 5.1.

5.2  REFORMATION.  The provisions and covenants contained herein are intended to
     -----------
be separate and divisible and if, for any reason, any one or more of such provisions or covenants should be held to be invalid and unenforceable in whole or in part, it is agreed that the same shall not be held to affect the validity or enforceability of any other provisions and covenants of this Agreement. In the event that any restriction set forth in this Agreement is determined by a court to be unenforceable with respect to scope, time or geographical coverage, Executive agrees that such a restriction should be modified and narrowed so as to provide the maximum protection of IKON's legally protectable interests as described in this Agreement, and without negating or impairing other restrictions or agreements set forth herein.

5.3  REASONABLENESS.  Executive acknowledges that lie has carefully read this
     --------------
Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Company's Secrets and the Company's Business. The Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

5.4  MODIFICATION.  The Parties agree that the Agreement may not be modified
     ------------
except by the mutual written consent of the Parties. Notwithstanding the foregoing, the parties further agree that if a judicial or quasi-judicial entity declares the agreement invalid in whole or in part, it may modify the terms of the Agreement to give effect to the Agreement as modified.

5.5  SUCCESSORS AND ASSIGNS OF THE COMPANY. This Agreement shall bind IKON and
     -------------------------------------
Executive including without limitation, any person, firm, corporation, association, partnership, limited liability company and entity or combination thereof which shall acquire substantially all of the assets or direct or indirect control of a majority of the voting stock of IKON, or which shall in any other manner cause a majority of the current members of the Board to be replaced at any time after the effective date of this Agreement.

5.6  SURVIVAL OF OBLIGATIONS AND PROVISIONS.  Exercise of IKON termination
     --------------------------------------
rights according to the provisions of Articles 2.1.2.2 and 2.3.1 shall not affect the Parties' rights of the Parties' obligations under Article 1.1.2 and Articles 3.4, or 5. The Parties acknowledge and agree that the provisions within Article 1.1.2 and Articles 3, 4 or 5 survive the termination or expiration of this Agreement as well as the termination of Executive's employment relationship with IKON.

5.7  ENTIRE AGREEMENT.  Executive acknowledges and agrees that this Agreement,
     ----------------
including Addenda A, B and C which are incorporated herein and made a part of the Agreement, constitutes the entire agreement between the Parties concerning the subject matter of this Agreement, and that together they supersede and replace all prior agreements, whether written or oral except the relevant benefit and compensation plans and pension rights as provided for at Article 3.3 and Article 6 of Addendum A referred to elsewhere in the Agreement, which are incorporated by reference: there are no other agreements, understandings, restrictions, warranties, or representations between the parties relating to this subject matter. Executive hereby represents that, in signing the Agreement, he has not relied upon any promise, representation, or any other inducement that is not expressed herein.

5.8  APPLICABLE LAW.  This Agreement shall be governed and construed in all
     --------------
respects in accordance with English law.

5.9  VENUE.  The Parties hereto hereby irrevocably submit to the exclusive
     -----
jurisdiction of the English Courts for the purpose of hearing and determining any dispute arising out of this Agreement.

5.10 NOTICES.  All notices and other communications concerning this Agreement
     -------
shall be in writing and must be given by postage prepaid, registered or certified mail, as follows:

     a)   If to IKON, to:               b)   If to Executive, to:
          The Company Secretary              D Mills Esq
          IKON Office Solutions PLC          2 Farley Park
          IKON House                         Oxted
          Cowcross Street                    Surrey
          London EC I M 6DQ                  RH8 9HY

5.11  UNDERSTANDING OF TERMS.  Executive acknowledges that he has carefully
      ----------------------
reviewed the contents of this Agreement, understands its import and intent, including the restrictions on post-termination employment it imposes, and that he agrees to its terms without duress and in full and complete knowledge of its effect.

5.12  WAIVER.  No emission or delay on part of either Party of due and punctual
      ------
fulfillment of any obligation shall be deemed to constitute a waiver by the other Party of any of its rights to require such due and punctual fulfillment of any other obligation hereunder, whether similar or otherwise or a waiver of any remedy it may have.

5.13  CONSTRUCTION
      ------------

      5.13.1 The headings in this Agreement are inserted for convenience only, and shall not affect its construction.

      5.13.2 Any reference to a statutory provision shall be construed as a reference to any statutory, modification or re-enactment thereof (whether before or after the date hereof) for the time being in force.

5.14  STATUTORY INFORMATION.  Addendum B hereto (in addition to this Agreement)
      ---------------------
constitutes a written statement as at the date hereof of the terms of employment of the Executive in compliance with the provisions of the Employment Rights Act 1996; it does not form part of the contract of employment and may be varied by IKON by notice in writing to the Executive of any changes applicable to his employment,

IN WITNESS whereof, the Executive has signed as a deed and IKON has signed the day and year first before written.


SIGNED as a DEED by the said
DAVID MILLS
in the presence of:



SIGNED by IAN DENIS CRABB
duly authorized for and on behalf of
IKON OFFICE SOLUTIONS PLC
in the presence of:

                                                                      Addendum A


NAME:  DAVID MILLS

TITLE: PRESIDENT - IKON OFFICE SOLUTIONS PLC

HOME ADDRESS: 2 Farley Park, Oxted, Surrey, RH8 9HY

TERM:  3 months notice

1.   BASE SALARY
     -----------
     During the Term as remuneration for his services hereunder, Executive shall be paid a fixed salary, at the rate of (Pounds)125,000 per annum or such other rate as may from time to time be mutually agreed. Such salary shall be inclusive of any fees or remuneration which he would otherwise be entitled to receive from IKON or any Group Company and shall be payable by bank credit transfer in equal monthly installments in arrears on or before the last working day of each calendar month. Such salary is referred to as "Base Salary" in this Agreement.

2.   CONTRACTUAL BONUS OPPORTUNITY
     -----------------------------
     Subject to the remainder of this Article 2, Executive shall be entitled to an annual contractual bonus of up to (Pounds)125.000 per annum payable within two months after the end of the Company's financial year (the "Contractual Bonus"). The Contractual Bonus shall be payable based on targets which may be personal or based upon the results of IKON or based upon the results of part of IKON for the relevant financial year of IKON or a combination of these. In respect of financial years subsequent to that of the date hereof, the targets shall be notified in writing to Executive in the first month of the applicable financial year namely October. If the relevant target is or targets are achieved (and in the event of dispute the reasonable decision of the Board shall be final as to the achievement thereof) then provided the Term shall not have terminated during that year he shall be paid a Contractual Bonus as previously notified to him. If the term terminates during a financial year (other than pursuant to Article 2.1 in which case no Contractual Bonus shall be payable and
Article 2.3.2 in which case the Contractual Bonus shall be paid subject to the provisions of that article), a payment equal to the Contractual Bonus pro-rata, the period served in that financial year shall be paid in addition to the payments of Contractual Bonus pursuant to Articles 1.2.2 and 1.2.3 within two weeks of the date of termination.

On termination of the Term if sums are payable to Executive in respect of Contractual Bonus in respect of any period it shall be assumed that the Contractual Bonus shall be equal to 100% of Base Salary as was being paid to Executive immediately prior to termination pro rata in respect of such period.

3.   CONTRACTUAL ENTITLEMENTS
     ------------------------
     The following (as detailed in this Article 3) are referred to as "Contractual Entitlements" in this Agreement:

     3.1  CAR.  IKON shall, during the Term, provide Executive with a car of a
          ---
cost and type to be determined from time to time by the Board and subject to any terms and conditions which IKON may from time to time reasonably impose on the Executive in relation thereto. For the sake of clarity, the Executive's car shall be of a market value of (Pounds)50.000 (including VAT) when new and replaced every three (3) years. IKON shall bear the cost of insuring, testing, taxing, repairing and maintaining the same and shall reimburse to the Executive all reasonable running expenses (including petrol) of the car properly incurred whether in connection with the performance of duties hereunder or otherwise. Executive shall:

          (1) take good care of the car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed,

          (2) not permit such car to be taken out of the United Kingdom without the written consent of IKON: and

          (3) return the car and its keys and all documents relating to it to the IKON Registered Office immediately upon the termination of the Term howsoever arising.

Executive's spouse and their children residing with them may, subject to the consent of IKON, be permitted to use such car. In such circumstances, it is Executive's responsibilities to ensure that authorization is obtained from IKON's insurers and the provisions of this Agreement in relation to the car are mutatis mutandis complied with.

As an alternative to the provision of the car, Executive shall be entitled to receive the sum of (Pounds)17,620 per year car allowance. In such circumstances, Executive shall return the car forthwith.

     3.2  PRIVATE HEALTH.  Executive shall be entitled during the Term to
          --------------
participate at IKON's expense for himself and his spouse and their children residing with them under the age of 21 in IKON's health insurance scheme in force for the time being subject always to the rules of such scheme and subject to cover being available at a cost considered reasonable by IKON.

     3.3  PENSION AND LIFE ASSURANCE.  Executive shall be entitled during the
          --------------------------
Term to participate in the Following pension and life assurance arrangements:

          ERSKINE HOUSE PENSION FUND (THE "FUND"). In respect of the Fund,
          ---------------------------------------
Executive shall receive terms in accordance with the terms applicable to upper tier members of the Fund details of which are available from the Fund's administrators B G J & Co., Piper House, Hatch Lane, Windsor, Berkshire SL4 3QP.

Executive's participation in the Fund shall at all times be subject to the Trust Deed and Rules and all other documentation governing the Fund from time to time.

          LIABILITY ON TERMNATION. On termination of the Term, the liability of
          -----------------------
IKON under Articles 1.2.2, 1.2.3 and 4.2.1(1) in respect of the Fund (being part of the Contractual Entitlements) in respect of any period after termination shall be an amount equal to 13.3 per cent of the aggregate of Base Salary and a sum equal to the Contractual Bonus.

     3.4  HOLIDAYS.  During the Term, Executive shall be entitled to twenty-five
          --------
(25) working days' paid Holiday (in addition to public holidays) in each calendar year January to December to be taken at such time or times as may be approved by the Board. Holidays not taken may not be carried over to a subsequent year. Upon the determination of the Term, either Executive shall be entitled to receive payment in lieu of accrued holidays not taken at that date (provided that such determination is not pursuant to Article 2.1 of the Agreement) or IKON shall be entitled to make a deduction from Executive's remuneration in respect of holidays taken in excess of the accrued entitlement. The accrued holiday entitlement at the date of determination shall be calculated on the basis of two (2) days Holiday for each completed calendar month of service in the then current calendar year and the amount of the payment in lieu or deduction shall be calculated on the basis of 1/260 of Executive's annual salary for each day's holiday not taken or taken in excess of the accrued entitlement.

     3.5  PERMANENT HEALTH INSURANCE.  IKON shall provide Executive with
          --------------------------
permanent health insurance which shall come into effect after twenty-six (26) consecutive weeks of absence because of total incapacity from following Executive's occupation through ill-health, accident or disability and which shall, subject to the scheme rules and subject to any maximum limit set by the insurer, pay to Executive fifty percent (50%) of the Executive's Base Salary at 6 April immediately preceding from time to time the date such absence commenced. IKON shall have no obligation to make payment to Executive to the extent that it has not received, for whatever reason, moneys from the insurer. The terms applicable to the scheme are contained in formal documents which are available for inspection from the scheme administrators BGJ & Co., Piper House, Hatch Lane, Windsor, Berkshire, SL43QP.

4.   EXPENSES.
     --------

     Executive shall be reimbursed travel and entertainment expenses and all other expenses reasonably, exclusively, necessarily and wholly incurred on behalf of IKON business consistent with the policies of IKON which expenses shall be evidenced in such manner as IKON may specify from time to time.

5.   DIRECTORS' AND OFFICERS' LIABIITY INSURANCE.
     -------------------------------------------

     Executive shall participate in any scheme considered by the Board to be appropriate to the Executive for Directors' and Officers' liability insurance subject always to the rules of the scheme and the insurance coverage being available at a cost considered reasonable by IKON.

6.   PARTICIPATION IN SHARE INCENTIVE SCHEMES/PLANS.
     ----------------------------------------------

     It is acknowledged by Executive that the grant to him of any share option or any other rights to acquire shares in IKON, its holding Company or any associated companies (or his eligibility therefor) shall not constitute remuneration of any nature whatsoever nor impose any obligation upon IKON under the Agreement and that all matters pertaining to share options or any other rights to IKON under the Agreement and that all matters pertaining to share options or any other rights to acquire shares shall be subject only to the rules of the relevant share option or share acquisition scheme/plan as amended from time to time and that such matters fall outside the scope of the Agreement. Without prejudice to the generality of the foregoing, the provisions of this Article shall include IKON Office Solutions, Inc.'s Partnership Plans (including
PSPP). LTIP and stock options (including SAYE) and the Executive's status as "Partner." Executive shall have no rights upon termination of his employment pursuant to the Agreement save as expressly provided in the rules of the relevant scheme/plan.

                                                                      Addendum B

1. Executive has been continuously in the employment of IKON (including reckonable service with any of the Group Companies) since I November 1982.

2. Rate of Remuneration and the intervals at which it is paid are contained in Addendum A.

3. There are no specific terms and conditions relating to hours of work except as provided in Article 1.1.2.

4. The terms and conditions relating to holidays are contained in Addendum A, as are those relating to sickness.

5. Executive is entitled to participate in the pension arrangements described in Addendum A. In addition, he is entitled to participate in the private medical insurance scheme also described in Addendum A (subject always to the rules thereof as amended from time to time) full details of which are available from out the Administrators, BGJ & Co., Piper House, Hatch Lane, Windsor, Berkshire SL4 3QP.

6.   Particulars as to the length of notice to terminate are contained in
     Article 1.2.1.

7.   Particulars as to the work for which Executive is employed are contained in
     Article 1.

8.   Subject to Article 1.4.1, Executive's place of work at the date of this
     Schedule is IKON House, 30 Cowcross Street, London ECIM 6DQ.

9. There are no disciplinary rules applicable to Executive except as provided in this Agreement and if the Executive is dissatisfied with any disciplinary decision he should apply orally or in writing to the Board. It is expressly agreed that this part 9 of Addendum B does not have contractual effect.

10. Any application for the purpose of seeking redress of any grievance relating to the Executive's employment should be made either orally or in writing to the Chief Executive of IKON Office Solutions Europe PLC and if still unresolved after ten days to the Board. It is expressly agreed that this part 10 of Addendum B does not have contractual effect.

11. A Contracting-Out certificate is in force in respect of Executive's employment.

12.  Details of Executive's work outside the U.K. are contained in Article
     1.4.1.

13.  There is no collective agreement affecting Executive.

                                                                      Addendum C

1.   PAYMENT IN LIEU
     ---------------

     In the circumstances provided for in Article 1.2.2, Executive shall be entitled to a payment in lieu equal to three monthly payments which shall be calculated in the manner set out in Article 4 of this Addendum C.

2.   PAYMENT FOR CONTINUING SERVICE
     ------------------------------

     In the circumstances provided for in Article 1.2.3, Executive shall be entitled to a payment equal to one monthly payment (or part thereof) which shall be calculated in the manner set out in Article 4 of this Addendum C.

3.   THE SUM
     -------

     In the circumstances provided for in Article 4.2.1, Executive shall be entitled to payment of the Sum. The Sum shall be calculated in the manner set out in Article 4 of this Addendum C.

4.   CALCULATION
     -----------
                                              (Pounds)
     Base Salary                                       125,000
     Contractual Bonus                                 125,000
     Contractual Entitlements
     - Car                                              17,620
     - Pension                                          33,250/1/
     - Private Health Insurance, Permanent
       Health Insurance and Life Assurance               1,477
                                              ----------------
     Total Compensation Package per annum     (Pounds) 302,347
                                              ----------------

     One monthly payment/the Sum = 302.347 = 25,195  (less tax and statutory
                                   -------
                                      12             deductions which IKON is
                                                     obliged to deduct
                                                     from such payments)
Notes

Generally:

This Addendum C shows only the method of calculation. The figures to be used in any calculation shall be those prevailing as at the date of termination (subject to the provisions of Article 3.3 of Addendum A).

/1/ This sum was calculated by applying the fixed contribution rate (on termination) of 13.3% to the Base Salary and Contractual Bonus as at the date hereof in accordance with Article 3.3 of Addendum A.